Exhibit 10.4

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of July 30, 2015 (this “Amendment”), is entered into among MATSON, INC. (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Agent (in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

A.                                    The Borrower, the Lenders and the Agent entered into that certain Credit Agreement dated as of June 4, 2012 (as amended and modified from time to time, the “Credit Agreement”).

B.                                    The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.                                    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.                                      Amendments.

(a)                                 Section 1.01.

(i)                                     The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Collateral” means a collective reference to all assets with respect to which Liens in favor of the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the applicable Collateral Documents.

“Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Collateral Documents or any successor collateral agent.

“Collateral Documents” means a collective reference to the applicable Security Agreement or Security Agreements.

“Collateral Election” has the meaning set forth in Section 6.09.

“Consolidated Net Leverage Ratio” means, as at any time of determination thereof, the ratio of (i) the amount of Net Debt of the Borrower and Subsidiaries on a consolidated basis as of such time to (ii) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Convertible Notes Indenture” shall mean that certain Indenture, dated as of October 5, 2011, between Matson Alaska, as issuer, and U.S. Bank National Association, as trustee and collateral agent, governing the Horizon Notes, and all related ancillary and security documents, as such indenture and such ancillary and security documents may be amended, supplemented, modified, renewed, replaced and/or restated from time to time so long as the amount of the Horizon Notes is not increased and the tenor is not extended.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction, which countries or territories are, as of the First Amendment Effective Date, limited to Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“First Amendment Effective Date” means July 30, 2015.

“Horizon Acquisition” means the acquisition contemplated by the Horizon Acquisition Agreement, including without limitation the merger of a Subsidiary of Matson Navigation with and into Matson Alaska, with Matson Alaska surviving such merger and becoming a wholly owned subsidiary of Matson Navigation, and all ancillary and related transactions with respect thereto.

“Horizon Acquisition Agreement” means the Agreement and Plan of Merger, dated as of November 11, 2014, by and among Matson Navigation, Hogan Acquisition Inc., a wholly owned subsidiary of Matson Navigation and Matson Alaska, as amended and supplemented from time to time.

“Horizon Notes” means the 6.0% Series A Convertible Senior Secured Notes due 2017 that were issued by Matson Alaska as governed by the Convertible Notes Indenture, in an aggregate amount not to exceed $3,000,000.

“Intercreditor Agreement” means that certain intercreditor and collateral agency agreement, dated as of the First Amendment Effective Date, by and among the Agent and the holders of the Senior Notes substantially in the form provided to the Borrower on or prior to the First Amendment Effective Date.

“Matson Alaska” means Matson Alaska, Inc. (formerly known as Horizon Lines, Inc.).

“Net Debt” means, at any time of determination thereof, the excess of the principal amount of all Debt of the Borrower and its Subsidiaries on a consolidated basis on such date over the Net Debt Cash Amount on such date.

“Net Debt Cash Amount” means, for any date of determination, the sum over $15,000,000 (excluding any amount in the CCF) as of such date of (i) the Borrower’s and its Subsidiaries’ unrestricted cash and cash equivalents (other than any amounts in the CCF) as of such date and (ii) 60% of the amount in the CCF as of such date.

“Note Purchase Agreement” means, for any date of determination, (i) the 2012 Note Purchase Agreement, (ii) the 2013 Note Purchase Agreement and (iii) any other note purchase agreement entered into by a Loan Party on or after the First Amendment Effective Date, in each of cases (i), (ii) and (iii) under which notes in an aggregate principal amount of at least $30,000,000 are issued and sold and remain outstanding as of such date of determination; provided, however, that the term Note Purchase Agreement shall exclude (a) Title XI Debt, (b) financings to build, modify and/or acquire Vessel(s) secured by such Vessel(s) (other than Vessel(s) constituting Collateral) and (c) for the avoidance of doubt, any Debt between or among the Borrower and its Subsidiaries.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by an Authorized Officer.

“Security Agreement” means, individually, each of (a) that certain Security Agreement (Vessel Type Aloha Class — Hull No. 29) dated as of the applicable date thereof between Matson Navigation and the Collateral Agent in substantially the form set forth as Exhibit J-1, (b) that certain Security Agreement (Vessel Type Aloha Class — Hull No. 30) dated as of the applicable date thereof between Matson Navigation and the Collateral Agent in substantially the form set forth as Exhibit J-2 and (c) any other Security Agreement with respect to an applicable Vessel (or contract to build a Vessel) between a Loan Party and the Collateral Agent in substantially the form set forth as Exhibits J-1 and J-2 with respect to such applicable Vessel (or contract to build a Vessel) and designated in writing from time to time by any Loan Party to the Collateral Agent as a “Security Agreement” hereunder.

“Senior Notes” means the notes issued pursuant to the Note Purchase Agreements.

“2013 Note Purchase Agreement” means that certain Note Agreement, dated as of November 5, 2013, by and among the Borrower and the purchasers party thereto.

(ii)                                  The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Commitments” means, as of any date of determination, the Commitments of all the Lenders.  The initial amount of the Aggregate Commitments in effect on the First Amendment Effective Date is $400,000,000.  The Aggregate Commitments may be increased or decreased from time to time as provided herein.

“Applicable Rate” means with respect to the commitment fee payable pursuant to Section 2.09(a), the Eurodollar Rate, the Base Rate and the Letter of Credit Fee, from time to time, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth below:

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	Eurodollar Rate	Base Rate	Letter of Credit Fee
1	< 1. 50 to 1.0	0.15%	1.00%	0.00%	1.00%
2	> 1.50 to 1.0 but < 2.25 to 1.0	0.20%	1.25%	0.25%	1.25%
3	> 2.25 to 1.0 but < 3.00 to 1.0	0.25%	1.50%	0.50%	1.50%
4	> 3.00 to 1.0	0.30%	1.75%	0.75%	1.75%

The Applicable Rate in effect on the First Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the fiscal quarter ending June 30, 2015 shall initially be Pricing Level 2.  Thereafter Applicable Rate shall be determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 6.01(c).  Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 6.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate.

“Authorized Officer” means, with respect to any Loan Party, any officer of such Loan Party designated as an “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of such Loan Party’s then existing Authorized Officers (as previously identified to the Agent) and any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Agent.  Any action taken under this Agreement or any other Loan Document on behalf of a Loan Party by any individual who on or after the Closing Date shall have been an Authorized Officer of such Loan Party and whom the Agent or any of the Lenders in good faith believes to be an Authorized Officer of such Loan Party at the time of such action shall be binding on such Loan Party even though such individual shall have ceased to be an Authorized Officer of such Loan Party, unless the Borrower or such Loan Party shall have provided the Agent with a certificate executed by one of such Loan Party’s then existing Authorized Officers (as previously identified to the Agent) indicating that such individual is no longer an “Authorized Officer.”

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by an Authorized Officer of the Borrower.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation expense for such period, (iv) amortization expense for such period, (v) deferred dry-docking amortization expense for such period (to the extent not included in the preceding clause (iv)), (vi) one-time expenses, including transaction costs, related to the Horizon Acquisition to the extent such expenses and costs are incurred within 12 months of the consummation of the Horizon Acquisition, provided that the aggregate amount of expenses and costs added back to Consolidated EBITDA pursuant to this clause (vi) shall not exceed $50,000,000, and (vii) non-cash stock-based compensation.  For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Borrower or any Subsidiary shall have consummated (i) an Acquisition of a Person that upon such consummation constitutes a Material Subsidiary (including any such Acquisition structured as an asset purchase, merger or consolidation) or an Acquisition of a Material Line of Business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period; provided, that if the aggregate purchase price for any Acquisition is greater than or equal to $25,000,000, Consolidated EBITDA shall only be calculated on a pro forma basis with respect to such Acquisition to the extent such pro forma calculations are based on audited financial statements or other financial statements reasonably satisfactory to the Required Lenders and (ii) a disposition of all or substantially all of the assets of a Material Subsidiary or of at least 50% of the equity interests of a Material Subsidiary or of a Material Line of Business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of the such period, so long as, in each case, such pro forma calculations are (x) made in accordance with Regulation S-X or (y) are otherwise acceptable to the Required Lenders.  Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for the fiscal quarters ended September 30, 2014, December 31, 2014, March 31, 2015 and the portion of the June 30, 2015 fiscal quarter ended May 29, 2015, Consolidated EBITDA of Matson Alaska, Inc. and its Subsidiaries shall be deemed to be $24,865,661, $9,687,861, $14,257,792 and $13,333,025, respectively.

“Debt” means, as to any Person at the time of determination thereof without duplication, (a) any indebtedness of such Person (i) for borrowed money, including commercial paper and revolving credit lines, (ii) evidenced by bonds, debentures or notes or otherwise representing extensions of credit, whether or not representing obligations for borrowed money (except trade accounts payable arising in the ordinary course of business) or (iii) for the payment of the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, regardless of when such liability or other obligation is due and payable, (b) Capitalized Lease Obligations of such Person, (c) direct or contingent obligations under standby letters of credit (and substantially similar instruments such as bank guaranties), (d) Guarantees, assumptions and endorsements by such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) of Debt of another Person of the types described in clauses (a), (b) and (c) hereof, and (e) Debt of another Person of the types described in clauses (a), (b) and (c) hereof, that is secured by Liens on the property or other assets of such Person.  Notwithstanding the forgoing, “Debt” shall not include (i) to the extent not exceeding $15,000,000 at any time outstanding, unsecured contingent reimbursement obligations under standby letters of credit (and substantially similar instruments such as bank guaranties) or (ii) a Guarantee of Matson Navigation’s trade accounts receivable purchased or held by the CCF.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied as otherwise reasonably determined by the Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Excluded Subsidiary” means (a) each CFC and (b) each U.S. Foreign Holdco; provided, that in each case, such Person has not issued or guaranteed any notes issued pursuant to the Note Purchase Agreements.

“Existing Letters of Credit” means those letters of credit set forth on Schedule 1.01 as of the First Amendment Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means the administrative agent fee letter agreement, dated July 7, 2015, among the Borrower, the Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one week or one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“L/C Issuer” means, as the context requires, (a) First Hawaiian Bank in its capacity as issuer of Letters of Credit hereunder (including certain Existing Letters of Credit), (b) Bank of America, N.A.  in its capacity as issuer of Letters of Credit hereunder (including certain Existing Letters of Credit), (c) Wells Fargo Bank, National Association in its capacity as issuer of certain Existing Letters of Credit hereunder, (d) such other Lender selected by the Borrower pursuant to Section 2.03(l) from time to time to issue such Letter of Credit and (e) any successor issuer of Letters of Credit hereunder.  The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

“Maturity Date” means July 30, 2020.  If such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Priority Debt” means, at any time of determination thereof and without duplication,  (a) Debt of the Borrower or Matson Navigation secured by any Lien (including, without limitation, all Title XI Debt and all Debt secured by marine assets, in each case whether full recourse or limited recourse) and (b) all Debt secured by any Lien (including, without limitation, all Title XI Debt and all Debt secured by a Lien on marine assets, in each case whether full recourse or limited recourse) and, without duplication, all unsecured Debt of Subsidiaries of the Borrower (other than unsecured Debt of Guarantors); provided, however, that Priority Debt shall not include (i) Debt owing from any Subsidiary to the Borrower or any other Subsidiary, (ii) any of the Obligations, (iii) any of the obligations of the Borrower or any Subsidiary under the Note Purchase Agreements and Guarantees in respect thereof, so long as the Obligations are secured on an equal and ratable basis pursuant to Section 6.03(ii), (iv) Debt secured solely by Collateral, or (v) the Horizon Notes, so long as the aggregate principal amount outstanding under the Horizon Notes is less than $3,000,000; provided further, for purposes of clarification, the obligations of the Borrower and its Subsidiaries under any Note Purchase Agreements and Guarantees in respect thereof shall not constitute Priority Debt solely as a result of such obligations being secured (x) solely by Collateral and/or (y) being secured

(without the Obligations being equally and ratably secured) by cash collateral in an amount for each such Note Purchase Agreement not to exceed the amount of Cash Collateral at such time being provided by the Borrower and its Subsidiaries pursuant to Section 2.15.

“Sanction(s)” means any international economic sanction or trade embargo administered or enforced by the United States Government, including OFAC, or other relevant sanctions authority applicable to the Borrower and its Subsidiaries.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent pursuant), appropriately completed and signed by an Authorized Officer of the Borrower.

(iii)                               The following definitions in Section 1.01 of the Credit Agreement are hereby deleted: (i) “Existing Note Purchase Agreement Lien,” and (ii) “2005 Note Purchase Agreement.”

(b)                                 Section 2.02.  Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by: (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Agent of a Committed Loan Notice.  Each such notice must be received by the Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of Eurodollar Loans or any conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Eurodollar Loan, then the applicable Committed Loan shall be made as, or converted to, Base Rate Loans, unless such Committed Loan was a Eurodollar Loan, in which case such Committed Loan shall be continued as a Eurodollar Loan with an Interest Period of one month.  Any such automatic conversion to a Base Rate Loan and any such continuation of a Eurodollar

Loan, in either case, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any such Committed Loan Notice, but the Borrower fails to specify an Interest Period for such Committed Loan or continuation of a Eurodollar Loan, it will be deemed to have specified an Interest Period of one month.

(c)                                  Section 2.03.  New clauses (l) and (m) are hereby added to Section 2.03 of the Credit Agreement to read as follows:

(l)                                     Additional L/C Issuers.  The Borrower may from time to time, upon not less than five (5) Business Days’ notice from the Borrower to the Agent (or such shorter period of time as may be agreed by the Agent in its sole discretion), designate a Lender hereunder as an L/C Issuer (upon obtaining such Lender’s prior consent thereto).  The Agent will promptly notify the Lenders of any designation of any such additional L/C Issuers by the Borrower.  Upon (i) notification to the Lenders of any additional L/C Issuer by the Agent and (ii) delivery by the Borrower of such contact and other information regarding such L/C Issuer as the Agent shall reasonably request, such Lender shall become an L/C Issuer for all purposes of this Agreement, and references to “L/C Issuer” shall mean and include such Lender in its capacity as an L/C Issuer.

(m)                             L/C Issuer Reports to the Agent.  Unless otherwise agreed by the Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Agent, the following:

(i)                                     reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)                                  on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)                               on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)                              on any other Business Day, such other information as the Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)                                 for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Agent (A) on the last Business Day of each calendar month, and (B) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a such information as the Agent shall reasonably request, including, the letter of credit number, maximum face amount, current face amount, beneficiary name, issuance date, expiry date and whether such Letter of Credit is may be automatically renewed or extended.

The Agent shall maintain a record of all outstanding Letters of Credit based upon information provided by the Borrower and the L/C Issuers pursuant to this Section 2.03(m), and such record of the Agent shall, absent manifest error, be deemed a correct and conclusive record of all Letters of Credit outstanding from time to time hereunder.  Notwithstanding the foregoing, if and to the extent the Agent determines that there are one or more discrepancies between information provided by the Borrower and any L/C Issuer hereunder, the Agent will notify the Borrower and such L/C Issuer thereof and the Borrower and such L/C Issuer shall endeavor to reconcile any such discrepancy.

(d)                                 Section 2.04.  Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by:  (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Agent of a Swing Line Loan Notice.  Each such notice must be received by the Swing Line Lender and the Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 11:00 a.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(e)                                  Section 2.05.

(i)                                     The first sentence in Section 2.05(a) is hereby amended and restated in its entirety to read as follows:

The Borrower may, upon delivery of a Notice of Loan Prepayment to the Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.

(ii)                                  The first sentence in Section 2.05(b) is hereby amended and restated in its entirety to read as follows:

The Borrower may, upon delivery of a Notice of Loan Prepayment to the Swing Line Lender (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.

(f)                                   Section 2.10.  Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

(g)                                  Section 2.14.  The introductory paragraph of Section 2.14 and Section 2.14(a) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

The Borrower shall have the right, upon at least five Business Days’ prior written notice to the Agent, to increase the Aggregate Commitments by up to $150,000,000 in the aggregate in one or more increases, at any time prior to the date that is three months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

(a)                                 the Aggregate Commitments shall not exceed $550,000,000 without the consent of the Required Lenders;

(h)                                 Section 5.16.  Section 5.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.16                        Sanctions and Anti-Corruption Laws.

(a)                                 No Loan Party, no Subsidiary nor, to the knowledge of senior management of any Loan Party, any Related Party is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or any similar list enforced by any other relevant sanctions authority applicable to the Borrower and its Subsidiaries or (iii) located, organized or resident in a Designated Jurisdiction.

(b)                                 Neither the Borrower nor any of its Subsidiaries has been charged with, or convicted of bribery or any other anti-corruption related activity under any law or regulation applicable to bribery or any other anti-corruption related activity in a U.S. or any non-U.S. country or jurisdiction, including but not limited to the United States Foreign Corrupt Practices Act of 1977 (“Anti-Corruption Laws”), and the Borrower has established and maintained procedures and controls which it reasonably believes are adequate to promote and achieve compliance by the Borrower and its Subsidiaries in all material respects with all applicable Anti-Corruption Laws.

(i)                                     Section 6.03.  Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.03. Covenant to Secure Obligations Equally and Ratably.  (i) If the Borrower or any of its Domestic Subsidiaries shall create, assume or otherwise incur any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.02 (including in such permitted Liens, without limitation, Liens securing Title XI Debt to the extent such Title XI Debt is permitted Priority Debt) or (ii) if the Borrower or any of its Subsidiaries shall create, assume or otherwise incur any Lien upon any of its property or assets, whether now owned or hereafter acquired to secure its obligations under any Note Purchase Agreement (other than (x) the Collateral and/or (y) cash collateral in an amount not to exceed, for each such Note Purchase Agreement, the amount of Cash Collateral being provided by the Borrower and its Subsidiaries pursuant to Section 2.15), then in either case, the Borrower will make, or will cause its Subsidiaries to make, effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured pursuant to an agreement or agreements (including security agreements and similar collateral documents and an intercreditor agreement) reasonably acceptable to the Required Lenders.

(j)                                    Section 6.06.  Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.06                        Use of Proceeds.  The Borrower shall, and shall cause its Subsidiaries to, use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures (including the Horizon Acquisition and other Acquisitions) and other lawful corporate purposes, (b) to refinance certain existing indebtedness of Matson Navigation, (c) for support of commercial paper issued by the Borrower, and (d) to pay fees and expenses incurred in connection with this Agreement and the Horizon Acquisition; provided that in no event shall the proceeds of any Credit Extension be used in contravention of any law or of any Loan Document.

(k)                                 Section 6.08.  Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.08                        Guarantors.

(a)                                 Together with each delivery of financial statements required by Section 6.01(a) and 6.01(b), the Borrower shall notify the Agent if any wholly-owned Subsidiary has become a Material Domestic Subsidiary after the Initial Funding Date.  Within 30 days after such notification (or such longer period as determined by Agent in its sole discretion), the Borrower shall cause such wholly-owned Material Domestic Subsidiary to (i) become a Guarantor by executing and delivering to the Agent a joinder to the Guaranty, and (ii) at the request of the Agent, deliver to the Agent such organization documents, resolutions and favorable opinions of counsel, all in form, content and scope similar to those delivered on the Closing Date or otherwise reasonably satisfactory to the Agent; provided, that, in the case of the Subsidiaries of the Borrower acquired pursuant to the Horizon Acquisition, the provisions of this Section 6.08(a) shall not be required to be satisfied until September 15, 2015 (or such later date as determined by the Agent in its sole discretion).

(b)                                 If a Guarantor is a party to any transaction of merger, consolidation or other combination permitted by Section 7.04(b) or 7.04(c), the continuing or surviving Person of such transaction shall, within 30 days after the consummation of such transaction (or such longer period as determined by Agent in its sole discretion), (i) become a Guarantor by executing and delivering to the Agent a joinder to the Guaranty and (ii) at the request of the Agent, deliver to the Agent such organization documents, resolutions and favorable opinions of counsel, all in form, content and scope similar to those delivered on the Closing Date or otherwise reasonably satisfactory to the Agent.

(c)                                  Notwithstanding the forgoing, concurrently with such time as any Person becomes a guarantor or other obligor under any Note Purchase Agreement, the Borrower shall cause such Person to (i) become a Guarantor by executing and delivering to the Agent a joinder to the Guaranty, and (ii) at the request of the Agent, deliver to the Agent such organization documents, resolutions and favorable opinions of counsel, all in form, content and scope similar to those delivered on the Closing Date or otherwise reasonably satisfactory to the Agent.

(d)                                 So long as no Default exists, if a Guarantor ceases to be a Material Domestic Subsidiary, then upon the written request of the Borrower, the Agent shall release such Guarantor from its obligations under the Guaranty pursuant to Section 9.09; provided that the Agent shall not release such Guarantor unless such Guarantor is not at such time (or concurrently with such release by the Agent will cease to be) a guarantor or obligor under any Note Purchase Agreement.

(l)                                     Section 6.09.  New Section 6.09 is hereby added to the Credit Agreement to read as follows:

6.09                        Collateral.  At any time, at the written election of the Borrower (the “Collateral Election”), the Loan Parties shall deliver to the Agent (i) all Collateral Documents and such other document as are necessary to perfect the Agent’s Lien in the applicable Collateral and (ii) resolutions in form and substance satisfactory to the Agent; provided that at any time the Loan Parties have granted a Lien on the Collateral to the holders of the Senior Notes, the Borrower shall be required to deliver such documentation as is necessary to perfect to the Agent’s Lien on such Collateral on a pari passu basis.  The Borrower may make the Collateral Election at any time with respect to any Security Agreement.  In addition, from time to time on or after the First Amendment Effective Date the Borrower may enter into additional note purchase and/or credit agreements with lenders which are not party to the Intercreditor Agreement as of the First Amendment Effective Date for purpose of such additional note purchase and/or credit agreements, and the Borrower may designate, at the written election of the Borrower delivered to the Agent, such lenders to become parties to the Intercreditor Agreement.  Notwithstanding the foregoing, so long as no (i) Default has occurred or is continuing and (ii) the Borrower has revoked its applicable collateral election under the Senior Notes, the Borrower may revoke the Collateral Election with respect to the applicable Security Agreement(s) and, at the expense of the Borrower, the Agent shall deliver such releases as are necessary to evidence the termination of the applicable Liens.

(m)                             Section 7.02(f).  Section 7.02(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)                                   other Liens securing Debt not otherwise permitted by clauses (a) through (e) above, inclusive; provided that the aggregate amount of all Priority Debt does not, at any time, exceed the level prohibited by Section 7.01(c), provided that, notwithstanding the foregoing, the Borrower shall not, and shall not permit any Subsidiary to, create or permit to exist any Lien on any property securing Debt outstanding or issued under the Note Purchase Agreements (other than (x) Collateral and/or (y) cash collateral in an amount, for each such Note Purchase Agreement, not to exceed the amount of Cash Collateral being provided by the Borrower and its Subsidiaries pursuant to Section 2.15) unless and until the Obligations shall be secured equally and ratably with such Debt pursuant to an agreement or agreements (including security agreements and similar collateral documents and an intercreditor agreement) reasonably acceptable to the Required Lenders;

(n)                                 Section 7.02.  Section 7.02 of the Credit Agreement is hereby amended to replace the “.” at the end of clause (h) with “;” and to add new clauses (i), (j) and (k) to read as follows:

(i)                                     any Lien existing on any property or assets prior to the Horizon Acquisition that secures the Horizon Notes; provided that (i) such Lien shall not apply to any other property or assets of Matson Alaska and its Subsidiaries and (ii) such Lien shall secure only those obligations that it secures on the date of the Horizon Acquisition, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(j)                                    any Lien pursuant to any Loan Document or the Collateral Documents; and

(k)                                 any Lien on the Collateral securing obligations under the Note Purchase Agreements.

(o)                                 Section 7.03.  Section 7.03(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 own, purchase or acquire stock, obligations or securities of a Subsidiary, and, (i) so long as the Borrower is in compliance with the financial covenants set forth in Section 7.01 on a pro forma basis immediately after giving effect to such transaction, consummate Acquisitions and (ii) consummate the Horizon Acquisition;

(p)                                 Section 7.05.  Section 7.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.05                        Sale of Capital Assets.  The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Asset to any Person, except that (i) any Loan Party may sell or otherwise dispose of any Capital Asset to any other Loan Party, (ii) any Subsidiary that is not a Loan Party may sell or otherwise dispose of any Capital Asset to the Borrower or any other Subsidiary and (iii) during any rolling twelve-month period, the Borrower or any Subsidiary may sell or otherwise dispose of Capital Assets which constituted up to 10% of the total value of the consolidated assets of Matson Navigation and its Subsidiaries as of December 31, 2014, so long as (A) such Capital Assets sold contributed less than 25% of the Consolidated Net Income of the Borrower in each of the three fiscal years immediately preceding any such sale and (B) such Capital Assets, when considered together with all other Capital Assets sold or otherwise disposed of subsequent to December 31, 2014, do not constitute in excess of 30% of the total value of the consolidated assets of Matson Navigation and its Subsidiaries as of December 31, 2014; provided, that this covenant shall not apply to any Lien permitted hereunder.

(q)                                 Sections 7.09 and 7.10.  New Sections 7.09 and 7.10 of the Credit Agreement are hereby added to read as follows:

7.09                        Sanctions.  Directly, or knowingly indirectly, use the proceeds of any Credit Extension (a) in connection with any investment in, or any transaction or dealings with, any Person that, at the time of such funding, is the subject of Sanctions in a manner that will result in a violation of Sanctions or (b) in any other manner in violation of Sanctions.

7.10                        Anti-Corruption Laws.  Directly, or knowingly indirectly, use the proceeds of any Credit Extension for any purpose which would breach Anti-Corruption Laws in any material respect.

(r)                                    Section 8.01.  Section 8.01(b) of the Credit Agreement is hereby amended by deleting the reference to “7.09” therein and substituting a reference to “7.10” in lieu thereof.

(s)                                   Section 8.01.  Section 8.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)                                  Cross-Default.  (i) an Event of Default (as defined in any Note Purchase Agreement) has occurred and is continuing under such Note Purchase Agreement; or (ii) the Borrower or any Material Subsidiary defaults in any payment of principal of, or premium or interest on, any Debt (other than the Obligations) beyond any period of grace provided with respect thereto, or the Borrower or any Material Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement relating to any such Debt (or any other event under any such agreement occurs and is continuing) and the effect of such default or other failure or event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due (or to be required to be repurchased by the Borrower or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all Debt as to which such a default or other failure or event shall occur and be continuing exceeds $30,000,000; or

(t)                                    Section 8.03.  Section 8.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations, subject to the terms of the Intercreditor Agreement (if applicable), shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(u)                                 Section 9.01.  The following paragraph is hereby added to the end of Section 9.01 to read as follows:

Each of the Lenders (in its capacities as a Lender and Swing Line Lender (if applicable)) and the L/C Issuer (a) irrevocably appoints and authorizes Bank of America to act on its behalf as Collateral Agent under the Intercreditor Agreement and (b) consents to and approves the terms of the Intercreditor Agreement.  By execution hereof, the Lenders acknowledge the terms of the Intercreditor Agreement and agree to be bound by the terms thereof and further authorize and direct the Agent and the Collateral Agent to enter into the Intercreditor Agreement on behalf of all the Lenders, to perform their obligations thereunder and to deliver and accept notices thereunder on behalf of the Lenders (and the Agent shall promptly provide copies of such notices to the Lenders).  In this connection, the Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent and Collateral Agent are hereby irrevocably authorized and directed by each Lender to take any action requested by the Borrower having the effect of releasing any Collateral, subject to Section 6.09, (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.01 or (ii) pursuant to the terms of the applicable Collateral Documents.

(v)                                 Section 9.03.  The final paragraph of Section 9.03 of the Credit Agreement is hereby amended to read as follows:

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(w)                               Section 10.04.  Sections 10.04(a) and (b) of the Credit Agreement are hereby amended to read as follows:

(a)                                 Costs and Expenses.  The Borrower shall pay (i) except as provided in Section 10.06(b)(iv), all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents, the Collateral Documents and the Intercreditor Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement, the other Loan Documents, the Collateral Documents and the Intercreditor Agreement, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the Collateral Documents, the Intercreditor Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, the other Loan Documents, the Collateral Documents and the Intercreditor Agreement, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise solely from claims of any Indemnitee against one or more other Indemnities that do not involve or have not resulted from (A) an act or omission of an Indemnitee in its capacity as Agent, L/C Issuer, arranger or book manager and (B) an act or omission (or an alleged act or omission) by the Borrower or any Subsidiary.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(x)                                 Section 10.06.  The first sentence in the last paragraph in Section 10.06(b) of the Credit Agreement is hereby amended to read as follows:

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and the Intercreditor Agreement (if applicable) and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the Intercreditor Agreement (if applicable), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(y)                                 Section 10.10.  Section 10.10 of the Credit Agreement is hereby amended to read as follows:

10.10                 Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent or the L/C Issuers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

(z)                                  Section 10.17.  Section 10.17 of the Credit Agreement is hereby amended to read as follows:

10.17                 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, any other document executed in connection herewith and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(aa)                          Existing Letters of Credit.  Schedule 1.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01 attached hereto.

(bb)                          Commitments and Applicable Percentages.  Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and is replaced with Schedule 2.01 attached hereto.

(cc)                            Form of Compliance Certificate.  Exhibit F to the Credit Agreement is hereby deleted in its entirety and is replaced with Exhibit F attached hereto.

(dd)                          Form of Notice of Loan Prepayment.  A new Exhibit I is hereby added to the Credit Agreement in the form of Exhibit I attached hereto.

(ee)                            Form of Security Agreement.  New Exhibits J-1 and J-2 are hereby added to the Credit Agreement in the form of Exhibits J-1 and J-2 attached hereto.

(ff)                              Compliance Certificate.  The Lenders hereby agree that for purposes of calculating the financial covenants set forth in Section 7.01 of the Credit Agreement for the fiscal quarter ending June 30, 2015, this Amendment shall be deemed to be effective as of June 30, 2015.

2.                                      Effectiveness; Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)                                 Receipt by the Agent of this Amendment duly executed by the Loan Parties and the Lenders;

(b)                                 Receipt by the Agent of (i) a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Agent attaching a certified copy of resolutions of the Loan Parties approving and adopting this Amendment and authorizing the execution and delivery of this Amendment and (ii) such documents and certifications as the Agent may reasonably require to evidence that the Loan Parties are in good standing in their jurisdiction of incorporation;

(c)                                  Receipt by the Agent of favorable opinions of Gibson, Dunn & Crutcher LLP and Hawaii counsel reasonably acceptable to the Agent, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and this Amendment as the Lenders may reasonably request;

(d)                                 Receipt by the Agent of copies of amendments to the 2012 Note Purchase Agreement and the 2013 Note Purchase Agreement in form and substance reasonably satisfactory to the Agent, and a copy of any Note Purchase Agreement to be executed on the First Amendment Effective Date in form and substance reasonably satisfactory to Agent;

(e)                                  Receipt by the Agent of the fully executed Intercreditor Agreement;

(f)                                   Payment by the Loan Parties to the Agent and the Arranger, all fees due and payable to the Agent and the Arranger on the date hereof; and

(g)                                  Payment by the Loan Parties of the reasonable and documented out-of-pocket costs and expenses of the Agent relating to this Amendment, including without limitation, the fees and expenses of Moore & Van Allen PLLC.

3.                                      Ratification of Credit Agreement.  Each of the Borrower and the Guarantors acknowledges and consents to the terms set forth herein and reaffirms its obligations under the Loan Documents, as amended hereby.  This Amendment is a Loan Document.

4.                                      Authority/Enforceability.  The Borrower represents and warrants as follows:

(a)                                 It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)                                 This Amendment has been duly executed and delivered by such Person and the Credit Agreement, as amended hereby, constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c)                                  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, or, if such consent is required, it has been obtained.

(d)                                 The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

5.                                      Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of the date hereof, and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

6.                                      FATCA Grandfathering.  For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Loan Parties and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

7.                                      New Lender.

(a)                                 Royal Bank of Canada (the “New Lender”) hereby agrees to provide a Commitment in the amount set forth on Schedule 2.01 attached hereto and the initial Applicable Percentage of the New Lender shall be as set forth therein.

(b)                                 The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitment and either it, or the Person exercising discretion in making its decision to provide such Commitment, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Commitment, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide its Commitment, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)                                  The Borrower agrees that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(d)                                 The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 10.02 of the Credit Agreement are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to the Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Agent.

(e)                                  The Lenders’ Commitments and Loans under the Credit Agreement are hereby assigned and reallocated among the Lenders, including the New Lender, without recourse, representation or warranty, such that each of the Lenders, including the New Lender, has a Commitment in the amount set forth on Schedule 2.01 and holds its Applicable Percentage of the outstanding Loans.  Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, all assignments and reallocations of Loans and Commitments pursuant to this Section 7 shall be deemed to be assignments made subject to and in compliance with Section 10.06 of the Credit Agreement (including, without limitation, the ‘Standard Terms and Conditions’ applicable to Assignments and Assumptions).

8.                                      Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.

9.                                      GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	MATSON, INC.,
a Hawaii corporation

	By:	/s/ Matthew J. Cox
	Name:	Matthew J. Cox
	Title:	President and Chief Executive Officer

	By:	/s/ Joel M. Wine
	Name:	Joel M. Wine
	Title:	CFO and Sr. Vice President

GUARANTORS:	MATSON NAVIGATION COMPANY, INC.,
a Hawaii corporation

	By:	/s/ Matthew J. Cox
	Name:	Matthew J. Cox
	Title:	Chairman of the Board, President and Chief Executive Officer

MATSON TERMINALS, INC.,
a Hawaii corporation

	By:	/s/ Matthew J. Cox
	Name:	Matthew J. Cox
	Title:	Chairman of the Board and President

MATSON VENTURES, INC.,
a Hawaii corporation

	By:	/s/ Matthew J. Cox
	Name:	Matthew J. Cox
	Title:	Chairman of the Board and President

MATSON LOGISTICS, INC.,
a Hawaii corporation

	By:	/s/ Matthew J. Cox
	Name:	Matthew J. Cox
	Title:	Chairman of the Board

MATSON, INC.

FIRST AMENDMENT

1

	AGENT:	BANK OF AMERICA, N.A.,
as Agent

	By:	/s/ Brenda Schriner
	Name:	Brenda Schriner
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Gordon H. Gray
	Name:	Gordon H. Gray
	Title:	Senior Vice President

FIRST HAWAIIAN BANK,
as a Lender and L/C Issuer

	By:	/s/ Dawn Hoffman
	Name:	Dawn Hoffman
	Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

	By:	/s/ Robert Searson
	Name:	Robert Searson
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Alex Rogin
	Name:	Alex Rogin
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Philip K. Liebscher
	Name:	Philip K. Liebscher
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Carlos L. Lamboglia
	Name:	Carlos L. Lamboglia
	Title:	Vice President

MATSON, INC.

FIRST AMENDMENT

2

AMERICAN SAVINGS BANK, F.S.B.,
as a Lender

	By:	/s/ Edward Chin
	Name:	Edward Chin
	Title:	First Vice President

BANK OF HAWAII,
as a Lender

	By:	/s/ John McKenna
	Name:	John McKenna
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Tad L. Stainbrook
	Name:	Tad L. Stainbrook
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Sid Khanolkar
	Name:	Sid Khanolkar
	Title:	Director

CENTRAL PACIFIC BANK,
as a Lender

	By:	/s/ Fernando Lopez
	Name:	Fernando Lopez
	Title:	Vice President

NEW LENDER:	ROYAL BANK OF CANADA,
as New Lender

	By:	/s/ Benjamin Thomas
	Name:	Benjamin Thomas
	Title:	Authorized Signatory

MATSON, INC.

FIRST AMENDMENT

3

Schedule 1.01

EXISTING LETTERS OF CREDIT

Existing Letters of Credit on the Closing Date issued by First Hawaiian Bank:

No.	Beneficiary	Amount (in Dollars)	Issuance Date	Expiry Date	Currency
3060284	The Travelers Indemnity Company	25,000.00	12/01/03	12/01/12	USD
SB20020034	U.S. Department of Labor, Office or Worker’s Compensation Program	2,500,000.00	5/1/2002 effective 7/1/2002	7/1/2013	USD
SB20030007	State of Hawaii, Department of Transportation, Harbor Division	678,531.00	1/24/2003	1/24/2013	USD
SB20070024	Self Insurance Plans, State of California	220,000.00	3/19/2007	3/19/2013	USD
SB20070026	XL Specialty Insurance Company &/or Greenwich Insurance Co.	1,035,000.00	4/3/2007	9/15/2012	USD
SB20070047	Signal Mutual Indemnity Association c/o Signal Administration	2,071,818.00	7/25/2007	10/1/2012	USD
SB20080044	5733 San Leandro, LP, A California Limited Partnership	20,032.25	8/29/2008	8/29/2012	USD
SB20080045	700 Independent Road, LP, A California Limited Partnership	64,020.00	8/29/2008	8/29/2012	USD
SB20080046	Bonanza Buildings, LLC, A California Limited Liability Company	105,924.10	8/29/2008	8/29/2012	USD
SB20080047	9401 San Leandro, LP, A California Limited Partnership	168,000.00	8/29/2008	8/29/2012	USD
SB20100060	First Industrial, LP	85,000.00	11/8/2010	11/8/2012	USD
SB20110026	BCIC Phase One, LLC	29,354.40	8/12/2011	8/5/2013	USD

Existing Letters of Credit on the First Amendment Effective Date issued by Wells Fargo Bank, National Association:

No.	Beneficiary	Amount (in Dollars)	Issuance Date	Expiry Date	Currency
SM227390W	United States Fidelity and Guaranty Company	910,000.00	8/21/2007	1/10/2016	USD
SM227399W	National Union Fire Insurance of Pittsburgh	1,366,396.00	8/21/2007	2/27/2016	USD
SM231642W	KTR South Bay I, LLC	1,750,000.00	6/12/2008	10/5/2015	USD

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage of Aggregate Commitments
Bank of America, N.A.	$50,000,000	12.500000000%
First Hawaiian Bank	$50,000,000	12.500000000%
Branch Banking and Trust Company	$40,000,000	10.000000000%
JPMorgan Chase Bank, N.A.	$40,000,000	10.000000000%
PNC Bank, National Association	$40,000,000	10.000000000%
U.S. Bank National Association	$40,000,000	10.000000000%
American Savings Bank, F.S.B.	$25,000,000	6.250000000%
Bank of Hawaii	$25,000,000	6.250000000%
KeyBank National Association	$25,000,000	6.250000000%
Royal Bank of Canada	$25,000,000	6.250000000%
Wells Fargo Bank, National Association	$25,000,000	6.250000000%
Central Pacific Bank	$15,000,000	3.750000000%
TOTAL	$400,000,000	100.000000000%

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

For the fiscal quarter ended                  , 20   . (“Statement Date”)

I,                       , [Title] of Matson, Inc., a Hawaii corporation (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of June 4, 2012 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders and Bank of America, N.A., as Agent:

(a)                                 The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject only to changes resulting from year-end adjustments.

(b)                                 (select one):

☐                                    Since             (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

☐                                    The following covenants or conditions have not been performed or observed and the following is a list of the nature and period of existence of each such Default and what action the Borrower proposes to take with respect thereto:

(c)                                  (select one):

☐                                    Attached hereto are supplements to Schedule 5.08 to the Credit Agreement such that, as supplemented, such Schedule is accurate and complete as of the date hereof.

☐                                    No such supplements are required at this time.

Delivered herewith are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Sections 7.01 and 7.05 of the Credit Agreement as of the end of the fiscal period referred to above.

This        day of            , 20  .

MATSON, INC.,
a Hawaii corporation

By:
Name:
Title:

Attachment to Officer’s Certificate

Computation of Financial Covenants and Consolidated Net Leverage Ratio

4 Quarter Period

Ending     /     /

I. Consolidated Interest Coverage Ratio - Section 7.01(a)

A. Consolidated EBITDA for the most recent 4 quarters

1.                                      Consolidated Net Income

2.                                      Consolidated Interest Expense

3.                                      federal, state, local and foreign income tax expense

4.                                      Depreciation Expense

5.                                      Amortization Expense

6.                                      deferred dry-docking amortization expense

7.                                      one-time expenses and costs related to the Horizon Acquisition to the extent Incurred within 12 months of the Horizon Acquisition and in an aggregate Amount not to exceed $50,000,000 during the term of the Credit Agreement

8.                                      Non-cash stock-based compensation

9.                                      Matson Alaska EBITDA contribution(1)

10.                               Consolidated EBITDA

B. Consolidated Interest Expense

1.                                      Interest, premium payments, debt discounts, fees, charges and related expenses in connection with borrowed money (including capitalized interest)

2.                                      Portion of rent expense under capital leases

3.                                      Consolidated Interest Expense

Consolidated Interest Coverage Ratio

     : 1.00

Minimum Permitted = 3.50 : 1

Covenant Compliance

Yes/No

II. Consolidated Leverage Ratio - Section 7.01(b)

A. All Debt of the Company and Subsidiaries on a consolidated basis

B. Consolidated EBITDA

Consolidated Leverage Ratio

       : 1.00

Maximum Permitted = 3.25 : 1

Covenant Compliance

Yes/No

III. Priority Debt - Section 7.01(c)

(including, without limitation, all Title XI and all Debt secured by marine assets)

B. Consolidated Tangible Assets

C. Priority Debt / Consolidated Tangible Assets

    %

Maximum Permitted = 20%

(1)  Insert the amounts specified in the definition of Consolidated EBITDA for the applicable period.

Covenant Compliance

Yes/No

D. Principal amount of Priority Debt that is not Title XI Priority Debt

C. Priority Debt / Consolidated Tangible Assets

     %

Maximum Permitted = 10%

Covenant Compliance

Yes/No

IV. Sale of Capital Assets - Section 7.05

A. Amount of Capital Assets dispositions by Matson Navigation during the twelve-month period

B. Total value of consolidated assets of the Borrower As of December, 31, 2014

C. IV A / IV B	%

Maximum Permitted = 10%

Covenant Compliance

Yes/No

D. All Capital Assets sold or otherwise disposed of subsequent to December 31, 2014

E. IV D / IV B	%

Maximum Permitted = 30%

Covenant Compliance

Yes/No

V. Consolidated Net Leverage Ratio

A. All Net Debt of the Company and Subsidiaries on a consolidated basis

1.                                      Debt of the Borrower and its Subsidiaries

2.                                      unrestricted cash and cash equivalents

3.                                      60% of the amount in the CCF

4.                                      $15,000,000

5.                                      Net Debt

B. Consolidated EBITDA

Consolidated Net Leverage Ratio

       : 1.00

Exhibit I

FORM OF NOTICE OF LOAN PREPAYMENT

DATE:                     ,

TO:                           Bank of America, N.A., as [Agent][and Swing Line Lender]

Reference is hereby made to that certain Credit Agreement, dated as of June 4, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Matson, Inc., a Hawaii corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower hereby notifies the [Agent][and the Swing Line Lender] that on              , pursuant to the terms of Section 2.05 of the Credit Agreement, that the Borrower intends to prepay/repay the following Loans as more specifically set forth below [subject to the conditions set forth below]:

☐                                    Voluntary prepayment of Loan[s] in the following amount(s):

☐                                    Eurodollar Loans: $

Applicable Interest Period(s):

☐                                    Base Rate Loans: $

☐                                    Voluntary prepayment of Swing Line Loans in the following amount(s): $

[Any conditions to prepayment to be inserted here per Section 2.05 of the Credit Agreement.]

[Signature page follows]

The Borrower has caused this Notice of Loan Prepayment to be duly executed and delivered as of the date first above written.

MATSON, INC.,
a Hawaii corporation

By:
Name:
Title:

Exhibit J -1

[FORM OF] SECURITY AGREEMENT

Vessel Type Aloha Class — Hull No. 29

SECURITY AGREEMENT dated             , 2015, between Matson Navigation Company, Inc. (the “Obligor”) and Bank of America, N.A., in its capacity as Collateral Agent (“Collateral Agent”) for the benefit of the Secured Parties (as defined below).

Reference is made to (i) the Credit Agreement dated as of June 4, 2012 (the “Credit Agreement”) among the Obligor, Bank of America, N.A., as administrative agent, and the lenders party thereto (together with their respective successors, transferees and assigns, the “Lenders”), as modified by that certain Assignment and Assumption Agreement dated as of June 28, 2012 among Alexander & Baldwin Holdings, Inc., the Obligor and Bank of America, N.A. and as amended by that certain First Amendment to Credit Agreement dated as of July 30, 2015, (ii) Second Amended and Restated Note Agreement dated as of June 4, 2012 (the “Prudential Note Agreement”) by and among the Obligor and certain purchasers party thereto (together with their respective successors, transferees and assigns, the “Prudential Purchasers”), as modified by that certain Company Assignment, Assumption and Release Agreement dated as of June 29, 2012 among Matson, Inc., the Obligor and the purchasers party thereto, and as amended by that certain Amendment to Second Amended and Restated Note Agreement dated as of July 30, 2015, (iii) the Guaranty Agreement dated as of June 28, 2012 (the “Credit Agreement Guaranty”) executed by  the Obligor, Matson Logistics, Inc., Matson Terminals, Inc. and Matson Ventures, Inc.(2) (collectively, the “Guarantors”), (iv) the Multiparty Guaranty dated as of June 29, 2012 (the “Prudential Guaranty”) executed by the Guarantors, (v) the Multiparty Guaranty dated as of January 28, 2014 (the “NYL Guaranty” and, together with the Credit Agreement Guaranty and the Prudential Guaranty, the “Guaranties”) executed by the Guarantors, (vi) the Note Agreement dated as of November 5, 2013 (the “NYL Note Agreement” and, collectively with the Credit Agreement and the Prudential Note Agreement, the “Financing Agreements”)(3) by and among Matson, Inc. and the purchasers party thereto (together with their respective successors, transferees and assigns, the “NYL Purchasers” and, collectively with the Lenders and the Prudential Purchasers, the “Secured Parties”), as amended by that certain First Amendment to Note Purchase Agreement dated as of July 30, 2015 and (vii) the Intercreditor and Collateral Agency Agreement dated as of the date hereof among the Secured Parties and the Collateral Agent (the “Intercreditor Agreement”).

1.                                      GENERAL DEFINITIONS.

1.1                               As used herein, “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2                               All capitalized terms contained in this Agreement, but not specifically defined in this Agreement, shall have the meanings provided by the UCC to the extent the same are used or defined therein.

2.                                      OBLIGATIONS SECURED.  The Collateral (as defined below) shall secure any and all obligations of the Obligor to or for the benefit of the Secured Parties under the Guaranties, whether now existing or hereafter arising, joint or several, absolute or contingent, liquidated or unliquidated, and however arising (all such indebtedness, obligations and liabilities of the Obligor under the Guaranties

(2)                                 To be updated for any additional guarantors.

(3)                                 To be updated for any additional Note Purchase Agreements and related guaranties.

being collectively referred to herein as the “Guaranty Obligations”; and the Financing Agreements, together with any agreement, instrument, guaranty or other document now or hereafter evidencing or securing any of the Guaranty Obligations, being collectively referred to herein as the “Financing Documents”).

3.                                      GRANT OF SECURITY INTEREST.  To secure the punctual payment and performance of the Guaranty Obligations when due (whether at the stated maturity, by acceleration, demand or otherwise), the Obligor effective as of the date hereof (the “Granting Date”) hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and to, and a lien upon (the “Security Interest”), all right, title and interest of the Obligor in and to the following property, whether now owned and existing or hereafter acquired or arising, and wherever located (collectively, the “Collateral”):

(a)                                 that certain Shipbuilding Contract (Vessel Type Aloha Class — Hull No. 29) by and between Aker Philadelphia Shipyard, Inc. and Matson Navigation Company, Inc. dated as of November 6, 2013 (the “Shipbuilding Contract”);

(b)                                 any personal property assets constituting (i) work in process under the Shipbuilding Contract, including without limitation, the applicable partially-constructed vessel, (ii) Buyer’s Supplies (as defined in the Shipbuilding Contract), and (iii) any Goods, Inventory and material the Obligor has title to under the Shipbuilding Contract; and

(c)                                  all Proceeds of any of such property in whatever form, whether derived from voluntary or involuntary disposition, all products of any of such property, all renewals, replacements, substitutions, and additions to or from any such property.

The Security Interest created herein shall be subject to any applicable restriction to the creation of a Security Interest to the extent that such restriction is not made ineffective by UCC Sections 9-406, 9-407, 9-408, or 9-409.

4.                                      REPRESENTATIONS AND WARRANTIES.  The Obligor represents and warrants that:

4.1                               Authority.  The Obligor has full power and authority to grant security interests in the Collateral, to execute and deliver this Agreement, and to perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person except as may have been specifically disclosed to the Secured Parties in writing.

4.2                               Information Regarding Names.  The Obligor has disclosed to the Secured Parties in Schedule I hereto complete and correct information regarding the Obligor’s exact legal name, type of organization and jurisdiction of incorporation.

5.                                      COVENANTS AND AGREEMENTS OF THE OBLIGOR.  The Obligor covenants and agrees as follows:

5.1                               Information Regarding Names.  At least 10 days (or such shorter period of time approved in writing by the Collateral Agent) before changing its name or adopting a new name, the Obligor shall give written notice to the Collateral Agent of any new name of the Obligor.

5.2                               Further Assurances and Authority of Collateral Agent.  The Obligor shall from time to time on and after the Granting Date execute, deliver, file and record all such further agreements, instruments, financing statements, notices and other documents (including any information necessary to update Schedule I hereto) as may be reasonably requested by the Collateral Agent to perfect or preserve the Security Interest, to enable the Collateral Agent to notify any third parties of the existence of the Collateral Agent’s Security Interest, or otherwise to carry out the intent of this Agreement.  On and after the Granting Date, the Obligor authorizes the Collateral Agent to file financing statements where desirable in the Collateral Agent’s judgment to perfect the Security Interest under the UCC without the signature of the Obligor.

6.                                      RELEASE OF COLLATERAL; TERMINATION OF AGREEMENT.  Provided that no Event of Default under any of the Financing Agreements has then occurred and is continuing, upon the earlier of (a) delivery of the Vessel (as defined in the Shipbuilding Contract) to the Obligor and (b) delivery of a written Notice of Termination of Security Interest from the Obligor to the Collateral Agent in substantially the form set forth as Exhibit A hereto (which the Obligor may deliver to the Collateral Agent at any time in its sole discretion with or without the occurrence or happening of any event and without any further action on the part of any party hereto, but, as an abundance of caution, subject to the proviso at the beginning of this sentence), the Security Interest in the Collateral shall be automatically terminated and released, and this Security Agreement shall automatically terminate and no longer be of any force or effect without any further action of any party.  The Collateral Agent agrees, at the sole expense of the Obligor, to promptly file UCC amendments and execute and deliver any other documents or instruments reasonably requested by Obligor to evidence the termination of the Security Interest so released.

7.                                      RIGHTS AND REMEDIES OF THE SECURED PARTIES UPON EVENT OF DEFAULT.

7.1                               Effect of Event of Default Remedies.  If any Event of Default described in the Financing Documents shall occur and be continuing, the Collateral Agent shall have all of the rights, powers and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code of the state in which such rights, powers and remedies are asserted.

7.2                               Application of Proceeds.  Subject to the rights of any prior secured party, any proceeds received by the Secured Parties in respect of any sale of collection from, or other realization upon all or any part of the Collateral following the occurrence of an Event of Default shall be applied as set forth in the Intercreditor Agreement.

7.3                               Notice.  Any notice required to be given by the Collateral Agent of a sale, lease, or other disposition of Collateral, or any other intended action by the Collateral Agent, which is sent pursuant to Section 11 hereof at least ten (10) days prior to such proposed action, or such longer period as shall be specified by applicable law, shall constitute commercially reasonable and fair notice thereof to the Obligor.

8.                                      REMEDIES NOT EXCLUSIVE; FORECLOSURES.  No right or remedy hereunder is exclusive of any other right or remedy.  Each and every right and remedy shall be cumulative and shall be in addition to and without prejudice to every other remedy given hereunder, under any other agreement between the Obligor and the Collateral Agent or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.  The giving, taking or enforcement of or execution against any other or additional security, collateral, or guaranty for the payment of the Guaranty Obligations shall not operate to prejudice, waive or affect any rights, powers or remedies hereunder, nor shall the Collateral Agent be required to first look to, enforce, exhaust or execute against such other or additional security, or guarantees prior to so acting against the Collateral.  The Collateral Agent may foreclose on or execute against the items of Collateral in such order as the Collateral Agent may, in its sole and unfettered discretion, determine.

9.                                      WAIVERS.  The failure or delay of the Collateral Agent to insist in any instances upon the performance of any of the terms, covenants or conditions of this Agreement or other Financing Documents, or to exercise any right, remedy or privilege herein or therein conferred, shall not impair or be construed as thereafter waiving any such covenants, remedies, conditions or provisions, but every such term, condition and covenant shall continue and remain in full force and effect; nor shall any waiver of an Event of Default suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type.

10.                               SEVERABILITY.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11.                               NOTICE.  All notices, demands and communications hereunder shall be in writing and shall be by messenger or overnight air courier, facsimile transmission, e-mail or United States mail and shall be deemed to have been given when delivered (or, if such day is not a business day, the next occurring business day) by messenger or overnight air courier, upon completion of facsimile transmission or e-mail (with, in each case, electronic confirmation of receipt) or two business days after deposit in the United States mail, registered or certified, with postage prepaid, addressed to the parties at the addresses set forth on the signature page hereof, or at such other address as any party shall have furnished to the other parties in writing in accordance with the requirements of this Section 11.

12.                               GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

13.                               WAIVERS BY THE OBLIGOR.  Except as otherwise expressly provided in this Agreement or the other Financing Documents, the Obligor waives:  (i) presentment, demand, and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any or all Financing Documents under or pursuant to which the Obligor may in any way be liable and hereby ratifies and confirms whatever the Collateral Agent or Secured Parties may do in this regard; (ii) notice prior to taking possession or control of Collateral or any bond or security that might be required by any court prior to allowing the Collateral Agent to exercise any remedies; (iii) the benefit of all valuation, appraisement, and exemption laws; (iv) any right to require the Collateral Agent to proceed against any other person or collateral held from any other person; (v) any right to require the Collateral Agent to pursue any other remedy in the Collateral Agent’s power whatsoever; or (vi) any defense arising out of any election by Collateral Agent to exercise or not exercise any right or remedy it may have against the Obligor, any other person or any security held by it, even though such election operates to impair or extinguish any right of reimbursement to subrogation or other right or remedy of the Obligor against any other person or any such security.

14.                               ADDITIONAL SECURED PARTIES.  If any Loan Party enters into any other Note Purchase Agreement (as defined in the Credit Agreement), then, upon written notice by the Obligor to the Collateral Agent and the Secured Parties, the holders of the indebtedness under such Note Purchase Agreements shall become additional Secured Parties (each, an “Additional Secured Party”) hereunder.  Effective upon such notice, each Additional Secured Party shall have the same rights and obligations as the other Secured Parties hereunder and the term “Secured Parties” as used herein shall be deemed to include each such Additional Secured Party.  Notwithstanding Section 15.2, no consent of the Collateral Agent or any Secured Party shall be necessary to add such holders as additional Secured Parties.

15.                               MISCELLANEOUS.  The Obligor agrees that the following shall govern the interpretation and enforcement of this Agreement:

15.1                        Binding on Successors.  This Agreement shall be binding upon the Obligor, the administrators, successors and assigns of the Obligor, and shall inure to the benefit of and be enforceable by the Collateral Agent, its successors, transferees and assigns.

15.2                        No Oral Modifications.  None of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except pursuant to the agreement thereto of the parties hereto in writing.

15.3                        Section Titles.  The section titles contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

15.4                        Construction.  The word “including” shall have the inclusive meaning represented by the phrase “including without limitation.”  Unless the context of this Agreement clearly otherwise requires, the word “or” shall have the meaning represented by the phrase “and/or,” references to the plural include the singular and references to the singular include the plural.

16.                               WAIVER OF JURY TRIAL.  The Obligor and the Collateral Agent each irrevocably and unconditionally waive trial by jury in any action or proceeding relating to this Agreement or any other Financing Document and for any counterclaim therein.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first set forth above.

OBLIGOR:

MATSON NAVIGATION COMPANY, INC.
a Hawaii corporation

By:

Name: [M. J. Cox]

Title: [President and Chief Executive Officer]

Address:
555 12th Street, 8th Floor
Oakland, CA 94067
Attention: Chief Financial Officer
Email:
Fax:

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

Address:
Bank of America, N.A.
Port Orchard BC
1497 Olney Ave. SE
Port Orchard, WA 98366-4035
Email: brenda.schriner@baml.com
Fax: 415.343.0557

Schedule I

Legal Name, Type of Organization and Jurisdiction of Organization

Matson Navigation Company, Inc., a Hawaii corporation

Exhibit J -2

[FORM OF] SECURITY AGREEMENT

Vessel Type Aloha Class — Hull No. 30

SECURITY AGREEMENT dated       , 20  , between Matson Navigation Company, Inc. (the “Obligor”) and Bank of America, N.A., in its capacity as Collateral Agent (“Collateral Agent”) for the benefit of the Secured Parties (as defined below).

Reference is made to (i) the Credit Agreement dated as of June 4, 2012 (the “Credit Agreement”) among the Obligor, Bank of America, N.A., as administrative agent, and the lenders party thereto (together with their respective successors, transferees and assigns, the “Lenders”), as modified by that certain Assignment and Assumption Agreement dated as of June 28, 2012 among Alexander & Baldwin Holdings, Inc., the Obligor and Bank of America, N.A. and as amended by that certain First Amendment to Credit Agreement dated as of July 30, 2015, (ii) Second Amended and Restated Note Agreement dated as of June 4, 2012 (the “Prudential Note Agreement”) by and among the Obligor and certain purchasers party thereto (together with their respective successors, transferees and assigns, the “Prudential Purchasers”), as modified by that certain Company Assignment, Assumption and Release Agreement dated as of June 29, 2012 among Matson, Inc., the Obligor and the purchasers party thereto, and as amended by that certain Amendment to Second Amended and Restated Note Agreement dated as of July 30, 2015, (iii) the Guaranty Agreement dated as of June 28, 2012 (the “Credit Agreement Guaranty”) executed by the Obligor, Matson Logistics, Inc., Matson Terminals, Inc. and Matson Ventures, Inc.(4) (collectively, the “Guarantors”), (iv) the Multiparty Guaranty dated as of June 29, 2012 (the “Prudential Guaranty”) executed by the Guarantors, (v) the Multiparty Guaranty dated as of January 28, 2014 (the “NYL Guaranty” and, together with the Credit Agreement Guaranty and the Prudential Guaranty, the “Guaranties”) executed by the Guarantors, (vi) the Note Agreement dated as of November 5, 2013 (the “NYL Note Agreement” and, collectively with the Credit Agreement and the Prudential Note Agreement, the “Financing Agreements”)(5) by and among Matson, Inc. and the purchasers party thereto (together with their respective successors, transferees and assigns, the “NYL Purchasers” and, collectively with the Lenders and the Prudential Purchasers, the “Secured Parties”), as amended by that certain First Amendment to Note Purchase Agreement dated as of July 30, 2015 and (vii) the Intercreditor and Collateral Agency Agreement dated as of the date hereof among the Secured Parties and the Collateral Agent (the “Intercreditor Agreement”).

1.                                      GENERAL DEFINITIONS.

1.1                               As used herein, “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2                               All capitalized terms contained in this Agreement, but not specifically defined in this Agreement, shall have the meanings provided by the UCC to the extent the same are used or defined therein.

2.                                      OBLIGATIONS SECURED.  The Collateral (as defined below) shall secure any and all obligations of the Obligor to or for the benefit of the Secured Parties under the Guaranties, whether now

(4)                                 To be updated for any additional guarantors.

(5)                                 To be updated for any additional Note Purchase Agreements and related guaranties.

existing or hereafter arising, joint or several, absolute or contingent, liquidated or unliquidated, and however arising (all such indebtedness, obligations and liabilities of the Obligor under the Guaranties being collectively referred to herein as the “Guaranty Obligations”; and the Financing Agreements, together with any agreement, instrument, guaranty or other document now or hereafter evidencing or securing any of the Guaranty Obligations, being collectively referred to herein as the “Financing Documents”).

3.                                      GRANT OF SECURITY INTEREST.  To secure the punctual payment and performance of the Guaranty Obligations when due (whether at the stated maturity, by acceleration, demand or otherwise), the Obligor effective as of the date hereof (the “Granting Date”) hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and to, and a lien upon (the “Security Interest”), all right, title and interest of the Obligor in and to the following property, whether now owned and existing or hereafter acquired or arising, and wherever located (collectively, the “Collateral”):

(a)                                 that certain Shipbuilding Contract (Vessel Type Aloha Class — Hull No. 30) by and between Aker Philadelphia Shipyard, Inc. and Matson Navigation Company, Inc. dated as of November 6, 2013 (the “Shipbuilding Contract”);

(b)                                 any personal property assets constituting (i) work in process under the Shipbuilding Contract, including without limitation, the applicable partially-constructed vessel, (ii) Buyer’s Supplies (as defined in the Shipbuilding Contract), and (iii) any Goods, Inventory and material the Obligor has title to under the Shipbuilding Contract; and

(c)                                  all Proceeds of any of such property in whatever form, whether derived from voluntary or involuntary disposition, all products of any of such property, all renewals, replacements, substitutions, and additions to or from any such property..

The Security Interest created herein shall be subject to any applicable restriction to the creation of a Security Interest to the extent that such restriction is not made ineffective by UCC Sections 9-406, 9-407, 9-408, or 9-409.

4.                                      REPRESENTATIONS AND WARRANTIES.  The Obligor represents and warrants that:

4.1                               Authority.  The Obligor has full power and authority to grant security interests in the Collateral, to execute and deliver this Agreement, and to perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person except as may have been specifically disclosed to the Secured Parties in writing.

4.2                               Information Regarding Names.  The Obligor has disclosed to the Secured Parties in Schedule I hereto complete and correct information regarding the Obligor’s exact legal name, type of organization and jurisdiction of incorporation.

5.                                      COVENANTS AND AGREEMENTS OF THE OBLIGOR.  The Obligor covenants and agrees as follows:

5.1                               Information Regarding Names.  At least 10 days (or such shorter period of time approved in writing by the Collateral Agent) before changing its name or adopting a new name, the Obligor shall give written notice to the Collateral Agent of any new name of the Obligor.

5.2                               Further Assurances and Authority of Collateral Agent.  The Obligor shall from time to time on and after the Granting Date execute, deliver, file and record all such further agreements, instruments, financing statements, notices and other documents (including any information necessary to update Schedule I hereto) as may be reasonably requested by the Collateral Agent to perfect or preserve the Security Interest, to enable the Collateral Agent to notify any third parties of the existence of the Collateral Agent’s Security Interest, or otherwise to carry out the intent of this Agreement.  On and after the Granting Date, the Obligor authorizes the Collateral Agent to file financing statements where desirable in the Collateral Agent’s judgment to perfect the Security Interest under the UCC without the signature of the Obligor.

6.                                      RELEASE OF COLLATERAL; TERMINATION OF AGREEMENT.  Provided that no Event of Default under any of the Financing Agreements has then occurred and is continuing, upon the earlier of (a) delivery of the Vessel (as defined in the Shipbuilding Contract) to the Obligor and (b) delivery of a written Notice of Termination of Security Interest from the Obligor to the Collateral Agent in substantially the form set forth as Exhibit A hereto (which the Obligor may deliver to the Collateral Agent at any time in its sole discretion with or without the occurrence or happening of any event and without any further action on the part of any party hereto, but, as an abundance of caution, subject to the proviso at the beginning of this sentence), the Security Interest in the Collateral shall be automatically terminated and released, and this Security Agreement shall automatically terminate and no longer be of any force or effect without any further action of any party.  The Collateral Agent agrees, at the sole expense of the Obligor, to promptly file UCC amendments and execute and deliver any other documents or instruments reasonably requested by Obligor to evidence the termination of the Security Interest so released.

7.                                      RIGHTS AND REMEDIES OF THE SECURED PARTIES UPON EVENT OF DEFAULT.

7.1                               Effect of Event of Default Remedies.  If any Event of Default described in the Financing Documents shall occur and be continuing, the Collateral Agent shall have all of the rights, powers and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code of the state in which such rights, powers and remedies are asserted.

7.2                               Application of Proceeds.  Subject to the rights of any prior secured party, any proceeds received by the Secured Parties in respect of any sale of collection from, or other realization upon all or any part of the Collateral following the occurrence of an Event of Default shall be applied as set forth in the Intercreditor Agreement.

7.3                               Notice.  Any notice required to be given by the Collateral Agent of a sale, lease, or other disposition of Collateral, or any other intended action by the Collateral Agent, which is sent pursuant to Section 11 hereof at least ten (10) days prior to such proposed action, or such longer period as shall be specified by applicable law, shall constitute commercially reasonable and fair notice thereof to the Obligor.

8.                                      REMEDIES NOT EXCLUSIVE; FORECLOSURES.  No right or remedy hereunder is exclusive of any other right or remedy.  Each and every right and remedy shall be cumulative and shall be in addition to and without prejudice to every other remedy given hereunder, under any other agreement between the Obligor and the Collateral Agent or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.  The giving, taking or enforcement of or execution against any other or additional security, collateral, or guaranty for the payment of the Guaranty Obligations shall not operate to prejudice, waive or affect any rights, powers or remedies hereunder, nor shall the Collateral Agent be required to first look to, enforce, exhaust or execute against such other or additional security, or guarantees prior to so acting against the Collateral.  The Collateral Agent may foreclose on or execute against the items of Collateral in such order as the Collateral Agent may, in its sole and unfettered discretion, determine.

9.                                      WAIVERS.  The failure or delay of the Collateral Agent to insist in any instances upon the performance of any of the terms, covenants or conditions of this Agreement or other Financing Documents, or to exercise any right, remedy or privilege herein or therein conferred, shall not impair or be construed as thereafter waiving any such covenants, remedies, conditions or provisions, but every such term, condition and covenant shall continue and remain in full force and effect; nor shall any waiver of an Event of Default suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type.

10.                               SEVERABILITY.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11.                               NOTICE.  All notices, demands and communications hereunder shall be in writing and shall be by messenger or overnight air courier, facsimile transmission, e-mail or United States mail and shall be deemed to have been given when delivered (or, if such day is not a business day, the next occurring business day) by messenger or overnight air courier, upon completion of facsimile transmission or e-mail (with, in each case, electronic confirmation of receipt) or two business days after deposit in the United States mail, registered or certified, with postage prepaid, addressed to the parties at the addresses set forth on the signature page hereof, or at such other address as any party shall have furnished to the other parties in writing in accordance with the requirements of this Section 11.

12.                               GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

13.                               WAIVERS BY THE OBLIGOR.  Except as otherwise expressly provided in this Agreement or the other Financing Documents, the Obligor waives:  (i) presentment, demand, and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any or all Financing Documents under or pursuant to which the Obligor may in any way be liable and hereby ratifies and confirms whatever the Collateral Agent or Secured Parties may do in this regard; (ii) notice prior to taking possession or control of Collateral or any bond or security that might be required by any court prior to allowing the Collateral Agent to exercise any remedies; (iii) the benefit of all valuation, appraisement, and exemption laws; (iv) any right to require the Collateral Agent to proceed against any other person or collateral held from any other person; (v) any right to require the Collateral Agent to pursue any other remedy in the Collateral Agent’s power whatsoever; or (vi) any defense arising out of any election by Collateral Agent to exercise or not exercise any right or remedy it may have against the Obligor, any other person or any security held by it, even though such election operates to impair or extinguish any right of reimbursement to subrogation or other right or remedy of the Obligor against any other person or any such security.

14.                               ADDITIONAL SECURED PARTIES.  If any Loan Party enters into any other Note Purchase Agreement (as defined in the Credit Agreement), then, upon written notice by the Obligor to the Collateral Agent and the Secured Parties, the holders of the indebtedness under such Note Purchase Agreements shall become additional Secured Parties (each, an “Additional Secured Party”) hereunder.  Effective upon such notice, each Additional Secured Party shall have the same rights and obligations as the other Secured Parties hereunder and the term “Secured Parties” as used herein shall be deemed to include each such Additional Secured Party.  Notwithstanding Section 15.2, no consent of the Collateral Agent or any Secured Party shall be necessary to add such holders as additional Secured Parties.

15.                               MISCELLANEOUS.  The Obligor agrees that the following shall govern the interpretation and enforcement of this Agreement:

15.1                        Binding on Successors.  This Agreement shall be binding upon the Obligor, the administrators, successors and assigns of the Obligor, and shall inure to the benefit of and be enforceable by the Collateral Agent, its successors, transferees and assigns.

15.2                        No Oral Modifications.  None of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except pursuant to the agreement thereto of the parties hereto in writing.

15.3                        Section Titles.  The section titles contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

15.4                        Construction.  The word “including” shall have the inclusive meaning represented by the phrase “including without limitation.”  Unless the context of this Agreement clearly otherwise requires, the word “or” shall have the meaning represented by the phrase “and/or,” references to the plural include the singular and references to the singular include the plural.

16.                               WAIVER OF JURY TRIAL.  The Obligor and the Collateral Agent each irrevocably and unconditionally waive trial by jury in any action or proceeding relating to this Agreement or any other Financing Document and for any counterclaim therein.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first set forth above.

OBLIGOR:

MATSON NAVIGATION COMPANY, INC.
a Hawaii corporation

By:

Name: [M. J. Cox]

Title: [President and Chief Executive Officer]

Address:
555 12th Street, 8th Floor
Oakland, CA 94067
Attention: Chief Financial Officer
Email:
Fax:

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

Address:
Bank of America, N.A.
Port Orchard BC
1497 Olney Ave. SE
Port Orchard, WA 98366-4035
Email: brenda.schriner@baml.com
Fax: 415.343.0557

Schedule I

Legal Name, Type of Organization and Jurisdiction of Organization

Matson Navigation Company, Inc., a Hawaii corporation

Exhibit A

Notice of Termination of Security Interest

[                ], 20[   ]

[Address of Collateral Agent]

Re:                             Security Agreement dated [                ], 20[  ] (Vessel Type Aloha Class — Hull No. 30) (the “Security Agreement”) between Matson Navigation Company, Inc. (the “Company”) and Bank of America, N.A as Collateral Agent

Ladies and Gentlemen:

The Company hereby notifies you that, effective as of the date hereof, the Security Interest (as defined in the Security Agreement) is terminated.

Very truly yours,

MATSON NAVIGATION COMPANY, INC.
a Hawaii corporation

By:

Name:

Title: